Exhibit 99.1

Cue Biopharma Announces Pricing of $10 Million Public Offering

December 19, 2025

BOSTON, December 19, 2025 (GLOBE NEWSWIRE) — Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of therapeutic biologics to selectively engage and modulate disease-specific T cells for the treatment of autoimmune disease, today announced the pricing of an underwritten public offering of 35,714,286 shares of its common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) and accompanying common stock warrants to purchase an aggregate of 17,857,143 shares of common stock. Each share of common stock (or pre-funded warrant to purchase shares of common stock in lieu thereof) and accompanying common stock warrant are being sold together at a combined public offering price of $0.28 (or $0.279, in the case of pre-funded warrants to purchase shares of common stock). The aggregate gross proceeds of the offering are expected to be approximately $10 million, before deducting underwriting discounts and commissions and other offering expenses. Each common stock warrant will have an exercise price of $0.30 per share, will be exercisable immediately and will expire five years from the date of issuance. The offering is expected to close on or about December 22, 2025, subject to satisfaction of customary closing conditions. In addition, Cue Biopharma has granted the underwriters an option for a period of 30 days to purchase up to an additional 5,357,140 shares of its common stock and/or warrants to purchase up to 2,678,570 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the securities are being offered by Cue Biopharma.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering. Newbridge Securities Corporation is acting as co-manager for the offering.

The securities are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-271786) that was filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2023, and declared effective on May 26, 2023. The offering was made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained by contacting: H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells directly within the patient’s body. The company’s proprietary platform, Immuno-STAT® (Selective Targeting and Alteration of T cells), and biologics are designed to harness the curative potential of the body’s intrinsic immune system without the adverse effects of broad systemic immune modulation.

Headquartered in Boston, Massachusetts, we are led by an experienced management team with deep expertise in immunology and protein engineering as well as the design and clinical development of protein biologics.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the public offering, including the satisfaction of customary closing conditions relating to the offering, the expected closing of the public offering, and the underwriters’ option to purchase additional securities. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “strategy,” “future,” “vision,” “should,” ‘‘target”, “will,” “would,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words.

Cue Biopharma may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Cue Biopharma makes as a result of various risks and uncertainties, including but not limited to the satisfaction of customary closing conditions related to the public offering, Cue Biopharma’s limited operating history, limited cash and a history of losses, Cue Biopharma’s ability to achieve profitability, Cue Biopharma’s ability to obtain adequate financing to fund its business operations in the near-term, Cue Biopharma’s ability to successfully remediate its current “going concern” determination that it does not have sufficient capital on hand to continue operations beyond the next twelve months, Cue Biopharma’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners, potential setbacks in Cue Biopharma’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or Cue Biopharma’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates and other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of Cue Biopharma’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement made by Cue Biopharma in this press release is based only on information currently available to Cue Biopharma and speaks only as of the date on which it is made. Cue Biopharma undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell

Senior Director, Corporate Communications

Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contact

Jonathan Pappas

LifeSci Communications

jpappas@lifescicomms.com